                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            USCS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE.
--------------------------------------------------------------------------------
                            (Name of Person Filing Proxy Statement,
                                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total Fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary material:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

[USCS LOGO]

                                                                  April 17, 1998

Dear Stockholders,

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of USCS International, Inc. which will be held at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California, on May 20, 1998, at 10 a.m. I look forward to seeing you at the meeting.

    Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    Whether or not you attend the meeting, it is important that your shares be represented at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ James C. Castle
                                          --------------------------------------

                                          James C. Castle
                                          Chairman and Chief Executive Officer

                            USCS INTERNATIONAL, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998

                            ------------------------

To the Stockholders:

    The 1998 Annual Meeting of Stockholders of USCS International, Inc. will be held at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California, on May 20, 1998, at 10 a.m. for the purpose of considering and acting upon the following:

    1.  To elect three Class II directors.

    2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal 1998.

    3.  To transact such other business as may properly come before the meeting.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on April 8, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Terry Kaufman
                                          --------------------------------------
                                          Terry Kaufman, Acting Corporate
                                          Secretary

Rancho Cordova, California
April 17, 1998

                                    IMPORTANT
The presence in person or by proxy of stockholders representing a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum. Whether or not you expect to attend in person, you are urged to sign, date, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                            USCS INTERNATIONAL, INC.

                            2969 PROSPECT PARK DRIVE

                        RANCHO CORDOVA, CALIFORNIA 95670

                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING

                                OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1998

    This Proxy Statement, which was first mailed to stockholders on April 17, 1998, is furnished in connection with the solicitation of proxies by the Board of Directors of USCS International, Inc. (the "Company"), to be voted at the 1998 Annual Meeting of the Stockholders of the Company, which will be held at 10:00 a.m. Pacific Time on May 20, 1998 at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, as follows:

    - To elect three Class II directors.

    - To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal 1998.

    - To transact such other business as may properly come before the meeting.

    Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of powers conferred thereby, by delivering a signed statement to the Acting Secretary of the Company at or prior to the Annual Meeting or by executing another proxy dated as of a later date. There are no appraisal or similar rights of dissenters associated with any matter to be acted upon. The cost of solicitation of proxies is to be borne by the Company.

    Stockholders of record as of the close of business on April 8, 1998 will be entitled to vote at the 1998 Annual Meeting on the basis of one vote for each share held. On March 10, 1998, there were 23,117,761 shares of Company Common Stock outstanding, held of record by 186 stockholders.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    Pursuant to the First Amended and Restated Certificate of Incorporation of the Company, effective June 21, 1996, upon the closing of the initial public offering of the Company's Common Stock, the directors of the Company were divided into three classes, designated Class I, Class II and Class III. The term of office of the Class I directors will expire at the Annual Meeting of Stockholders to be held in 2000, the term of office of the initial Class II directors will expire at the 1998 Annual Meeting of Stockholders, and the term of office of the initial Class III directors will expire at the 1999 Annual Meeting of Stockhold-ers. At each Annual Meeting of Stockholders, commencing with the 1997 meeting, each of the successors elected to replace the directors of a Class whose term expired at such Annual Meeting is elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective suc-cessor shall have been elected and qualified.

                                                             TERM OF              SUBSEQUENT TERMS OF
                          DIRECTORS IN CLASS            DIRECTORS IN CLASS         DIRECTORS IN CLASS
                       -------------------------  ------------------------------  --------------------
Class I Directors      James C. Castle            Until Annual Meeting 2000       3 years 2000-2003
                       John W. Clark
                       Charles D. Martin

Class II Directors     James L. Hesburgh          3 years 1998-2001
                       Thomas A. Page
                       Larry W. Wangberg

Class III Directors    George L. Argyros, Sr.     Until Annual Meeting 1999       3 years 1999-2002
                       Daniel R. Hesse
                       Michael F. McGrail

    Three Class II directors are to be elected at the 1998 Annual Meeting, to hold office until the third Annual Meeting after their election and until their respective successors have been elected and qualified. The accompanying proxy will be voted in favor of the nominees listed below to serve as Class II directors unless the stockholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

                                    NOMINEES

    JAMES L. HESBURGH, 64, became a Director of the Company in 1998. He is President and CEO of James L. Hesburgh International, Inc., an international consulting and export management company, as well as President and CEO of Battley, Inc., a subsidiary of a French holding company. He serves as a Director of both companies and was a Director of Logicon until 1997. Previously, Mr. Hesburgh was Chairman of the Board of Hiller Aviation, Inc., a manufacturer of helicopters, and President, Director and Member of the Executive Committee of Intercole Automation, Inc. Mr. Hesburgh is a Director of First Federal Bank of California, First Fed Corporation, Toastmaster Inc., Sinto America, Robert Sinto Corporation, Fremont Funding, Inc., Chief Executives Organization, Inc. and DocuSource, Inc. He is also a member of the Business Advisory Council of the University of Notre Dame, and a director emeritus of Saint John's Health Center Foundation.

    THOMAS A. PAGE, 65, became a Director of the Company in 1998. He recently retired as Chairman of Enova Corporation and San Diego Gas and Electric (SDG&E). Enova Corporation is the parent company of SDG&E and six other U.S.-based subsidiaries involved in energy-related services and investments. He is the former CEO of SDG&E serving in that capacity from 1981 to 1995 and continued as chairman of Enova and SDG&E through 1997. Mr. Page will continue as a Director of Enova and SDG&E until their 1998 annual meetings. Prior to joining SDG&E in 1978, Mr. Page was executive vice president and a member of the board of Gulf States Utilities, and treasurer and controller of Wisconsin Power and Light Company. Mr. Page is currently a Director of Burnham Pacific Properties, a member of the Board of Overseers at U.C. San Diego and a director of the California Chamber of Commerce.

    LARRY W. WANGBERG, 55, has been a Director of the Company since 1996. Mr. Wangberg is President and CEO of ZDTV (Ziff-Davis TV). Prior to joining Ziff-Davis, he was Chairman and CEO of StarSight Telecast, Inc., an interactive, on-screen TV guide and navigator software service company. Mr. Wangberg previously served as Chairman and CEO of Times Mirror Cable Television, Inc., a provider of broadband-based network and cable broadcast services. Mr. Wangberg simultaneously served as Senior Vice President of the parent The Times Mirror Company, a major information provider. In 1995 he engineered the merger of Times Mirror Cable Television into Cox Communications. Mr. Wangberg is a past chairman of the National Cable Television Association (NCTA), and has served as vice chairman of the National Academy of Cable Programming. He previously served on the boards of C-SPAN and Cable Labs and Zilog, Inc.

                    PROPOSAL NO. 2: INDEPENDENT ACCOUNTANTS

    On February 27, 1998, the Board of Directors appointed Price Waterhouse LLP as independent accountants for the Company for fiscal 1998. The stockholders will be asked to ratify this appointment at the 1998 Annual Meeting. Price Waterhouse LLP has been the independent accountants for the Company since 1993. Representatives of Price Waterhouse LLP will be present at the 1998 Annual Meeting and will be available to respond to appropriate questions. The Company is not legally required to obtain stockholder ratification of the appointment of the Company's independent accountants, but it has been the Company's practice to seek such ratification. If the specified vote is not obtained, the matter will be returned to the Board of Directors for consideration of alternatives.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business matter which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto in accordance with the best judgment of the persons voting such proxies.

                               VOTING TABULATION

    Under the Delaware General Corporation Law, the election of the Company's directors requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote, and the other proposals described in the accompanying Notice to Stockholders require the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Votes cast by proxy or in person at the 1998 Annual Meeting will be tabulated by ChaseMellon Stockholder Services LLP. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Common Stock to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular and supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, the Company may engage the services of a proxy solicitation firm. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, the Company's Employee Stock Ownership Trust and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company and the total cost of such solicitation is expected not to exceed the amount normally expended by the Company in connection with its Annual Meeting of Stockholders.

            ACTIONS TAKEN SINCE 1997 ANNUAL MEETING OF STOCKHOLDERS

    There were no stockholder actions taken since the 1997 Annual Meeting of Stockholders.

               PROPOSALS OF STOCKHOLDERS FOR 1999 ANNUAL MEETING

    Proposals of stockholders to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than January 30, 1999 to be included in the Company's Proxy Statement and form of proxy related to that meeting.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

    The Company's Board of Directors has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

    Messrs. Argyros (Chairman), Clark, Hesse and Page serve on the Audit Committee. The responsibilities of the Audit Committee include selection of the Company's independent accountants, review of the independent accountants' report to the Audit Committee, and review of the Company's financial reporting and accounting systems. The Audit Committee met twice in fiscal 1997.

    Messrs. Argyros, Hesburgh, Martin (Chairman) and Wangberg serve on the Compensation Committee. The responsibilities of the Compensation Committee include administration of the Company's employee benefit plans, including stock option and stock purchase plans, the setting of compensation levels for the Company's officers and employees and, for purposes of the reporting requirements of the Secu-rities Exchange Act of 1934, the Compensation Committee is responsible for the preparation of the Compensation Committee Report as required by Item 402 of Regulation S-K, which includes, among other things, disclosure of the specific relationship of corporate performance to executive compensation. The Compensation Committee met four times during fiscal 1997.

    The entire Board of Directors met 11 times in fiscal 1997.

    In fiscal 1997, no director attended fewer than 75% of the total number of meetings of the Board and the total number of meetings of the committees of the Board on which they served, except Mr. Wangberg, who attended 64% of the meetings of the Board.

    Messrs. Castle and McGrail receive no cash compensation for serving on the Board except for reimbursement of reasonable expenses incurred in attending meetings. The other seven directors are entitled to payments of $20,000 per year plus $1,500 for each Board meeting personally attended ($250 per Board meeting for telephonic attendance) and $1,000 for each committee meeting attended on a day other than a Board meeting day; however, Messrs. Argyros, Martin and Clark have each signed agreements to waive these fees until such time as they elect to withdraw their waiver in writing.

                            BENEFICIAL OWNERSHIP OF
               PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the Company's directors, the Company's Chief Executive Officer and the four other highest paid executive officers ("Named Executive Officers"), and the Company's directors and executive officers as a group.

    The Company is not aware of any person who, on March 10, 1998, was the beneficial owner of 5% or more of the Company's outstanding Common Stock, except for George L. Argyros and Massachusetts Financial Services Company. As of March 10, 1998, the USCS International, Inc. Employee Stock Ownership Trust had distributed all of its 3,907,805 shares to participants in the plan. The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 10, 1998. The number of shares beneficially owned by each director or executive officer is determined under SEC rules. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 10, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

                 SHARES BENEFICIALLY OWNED AS OF MARCH 10, 1998

                                                                           AMOUNT AND NATURE OF
                                                                           BENEFICIAL OWNERSHIP
                                                                               OF COMPANY'S
                                                                            COMMON STOCK AS OF      PERCENT OF
NAMES                                                                         MARCH 10, 1998         CLASS(1)
-------------------------------------------------------------------------  --------------------  -----------------
George L. Argyros, Sr(2).................................................      7,707,963(3)              33.35%
Charles D. Martin(4).....................................................        499,700(5)               2.16%
Daniel R. Hesse(6).......................................................              0                     0
Larry W. Wangberg(7).....................................................          6,333(8)                  *
James L. Hesburgh........................................................              0                     0
John W. Clark(9).........................................................         46,938(10)                 *
Thomas A. Page...........................................................              0                     0
James C. Castle, Ph.D(11)................................................        505,410(12)              2.19%
C. Randles Lintecum(11)..................................................        142,864(13)                 *
Michael F. McGrail(11)...................................................        137,508(14)                 *
Douglas L. Shurtleff(11).................................................         55,020(15)                 *
Claudia D. Coleman(11)...................................................         39,900(16)                 *
Executive Officers and Directors as a group (12 persons).................      9,141,636(17)             39.36%
Massachusetts Financial Services Company.................................      1,260,400                  5.45%

------------------------

*   Less than 1.0%

(1) Applicable percentage of ownership is based on 23,109,269 shares of Common Stock outstanding as of March 10, 1998. The number of shares of Common Stock beneficially owned and calculation of percent ownership, in each case, takes into account those shares underlying stock options that are exercisable within 60 days after March 10, 1998, but that may or may not be subject to repurchase rights.

(2) Mr. Argyros' business address is: Arnel & Affiliates, 949 South Coast Drive, Suite 600, Costa Mesa, CA 92626.

(3) Consists of 7,591,736 shares held by Mr. Argyros, 60,000 shares held by Argyros Children's Trust, 25,000 shares held by HBI Financial, 1,360 shares held by GLA Financial, 26,534 shares held by the Argyros Foundation, and 3,333 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998. On June 16, 1997, Mr. Argyros received a distribution from Westar Capital, a California limited partnership, of 7,551,270 shares. Westar Capital, LP distributed its remaining 1,167,006 shares to Westar Capital Associates, LP. On August 19, 1997, Mr. Argyros received 12,363 shares as a distribution from Westar Capital Associates. On August 22, 1997, GLA Financial received 1,360 shares as a distribution from Westar Capital Associates. Mr. Argyros disclaims beneficial ownership of the shares held by the Argyros Children's Trust and the Argyros Foundation.

(4) Mr. Martin's business address is: Enterprise Partners, 5000 Birch St., Suite 6200, Newport Beach, CA 92660.

(5) Consists of 496,367 shares held by Mr. Martin and 3,333 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998. On June 16, 1998, Westar Capital, a California limited partnership, distributed all of its 8,718,276 shares; 1,167,006 were distributed to Westar Capital Associates, one of its general partners. Mr. Martin is a general partner of Westar Capital Associates. In August, 1997, on various dates, Westar Capital Associates distributed all of its 1,167,006 shares to various entities, including 449,633 shares to Mr. Martin.

(6) Mr. Hesse's business address is: AT&T Wireless Services, 5000 Carillon Point, Kirkland, WA 98033.

(7) Mr. Wangberg's business address is: ZDTV: Your Computer Channel, 650 Townsend Street, San Francisco, CA 94103

(8) Consists of 3,000 shares held by Mr. Wangberg and 3,333 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

(9) Mr. Clark's business address is Westar Capital, 949 S. Coast Drive, Suite 650, Costa Mesa, CA 92626-7737.

(10) Consists of 46,938 shares Mr. Clark received as a distribution from Westar Capital Associates, a general partner of Westar Capital, on August 12, 1997.

(11) The business address for Messrs. Castle, McGrail, Lintecum, Shurtleff and Ms. Coleman is: USCS International, Inc., 2969 Prospect Park Dr., Rancho Cordova, CA 95670.

(12) Consists of 327,468 shares held by Dr. Castle and 177,942 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

(13) Consists of 106,703 shares held by Mr. Lintecum and 36,161 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

(14) Consists of 137,508 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

(15) Consists of 16,200 shares held by Mr. Shurtleff and 38,820 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

(16) Consists of 39,900 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

(17) Includes 440,330 shares issuable pursuant to stock options exercisable within 60 days of March 10, 1998.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

CASH COMPENSATION

    The following table sets forth the total compensation for the three fiscal years ending December 31, 1995, 1996 and 1997 by the Company's Chief Executive Officer and the four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                              ANNUAL COMPENSATION                     AWARDS
                                               --------------------------------------------------  -------------
                                                                                    OTHER ANNUAL    SECURITIES
                                                             SALARY       BONUS     COMPENSATION    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR          $            $            $          OPTIONS (#)    COMPENSATION
---------------------------------------------  ---------  ------------  ---------  --------------  -------------  ---------------
James C. Castle, Ph.D........................       1997    348,000       207,493      33,173(1)        --            59,319(2)
Chairman of the Board and Chief Executive           1996    326,191       231,215       9,490(3)       420,000        39,434(4)
 Officer; Director                                  1995    300,000       102,337      57,146(5)        94,500        23,623(6)

Michael F. McGrail...........................       1997    219,713       155,058      50,998(7)        --               609(8)
President of CableData, Inc; Director               1996    205,000       148,178      50,382(9)       154,770        30,500(10)
                                                    1995    168,311        97,033     100,484(11)       --            11,732(10)

C. Randles Lintecum..........................       1997    220,374       104,891       9,750(3)        --            14,446(12)
President of International Billing Services,        1996    205,000       145,660       9,490(3)       117,810        12,738(13)
 Inc.                                               1995    171,223        51,048       9,230(3)        18,900        11,012(14)

Douglas L. Shurtleff.........................       1997    211,097       111,881       9,750(3)        --            38,418(15)
Senior Vice President, Finance and Chief            1996    201,045       120,627      96,176(16)       43,050        25,825(17)
 Financial Officer                                  1995    111,000(18)    43,652      84,399(19)       94,500         2,243(20)

Claudia D. Coleman...........................       1997    168,000        66,864      29,505(21)        8,355        14,248(22)
Vice President, Corporate Development               1996    160,000        73,440      22,862(23)       21,000        12,286(24)
                                                    1995           (25)    --            --             63,000          --

------------------------------

(1) This amount represents $23,423 in lieu of paid time off and a $9,750 car allowance.

(2) The amount represents a contribution by the Company of $13,708 to the Company's 401(k) Plan, $44,490 in imputed interest payable on deferred compensation, and payment by the Company of a $1,121 life insurance premium.

(3) The amount represents a car allowance.

(4) The amount represents a contribution by the Company of $12,000 to the Company's 401(k) Plan, $26,313 in imputed interest payable on deferred compensation, and payment by the Company of a $1,121 life insurance premium.

(5) The amount represents a $24,839 relocation payment, $23,077 in lieu of paid time off and a $9,230 car allowance.

(6) The amount represents a contribution by the Company of $12,000 to the Company's 401(k) Plan, $10,699 in imputed interest payable on deferred compensation, and payment by the Company of a $924 life insurance premium.

(7) The amount represents $34,126 of relocation expenses and $16,872 in imputed income with respect to a leased vehicle.

(8) The amount represents a payment by the Company of a life insurance premium.

(9) The amount represents $35,132 of relocation expenses and $15,250 in imputed income with respect to a leased vehicle.

(10) The amount represents contributions by the Company to Mr. McGrail's self-funded pension plan.

(11) The amount represents $77,289 of relocation expenses, $15,780 in imputed income with respect to a leased vehicle and $7,415 in lieu of paid time off.

(12) The amount represents a contribution by the Company of $13,708 to the Company's 401(k) Plan and payment by the Company of a $738 life insurance premium.

(13) The amount represents a contribution by the Company of $12,000 to the Company's 401(k) Plan and payment by the Company of a $738 life insurance premium.

(14) The amount represents a contribution by the Company of $10,536 to the Company's 401(k) Plan and payment by the Company of a $476 life insurance premium.

(15) The amount represents a contribution by the Company of $13,708 to the Company's 401(k) Plan, $23,986 in imputed interest payable on deferred compensation, and payment by the Company of a $724 life insurance premium.

(16) The amount represents a $86,686 relocation payment and a $9,490 car allowance.

(17) The amount represents a contribution by the Company of $11,693 to the Company's 401(k) Plan, $13,408 in imputed interest payable on deferred compensation, and payment by the Company of a $724 life insurance premium.

(18) Mr. Shurtleff joined the Company in May 1995. Salary represents amounts actually paid to Mr. Shurtleff during 1995.

(19) The amount represents $79,145 of relocation payments and a $5,254 car allowance.

(20) The amount represents payment by the Company of a $333 life insurance premium and $1,910 in imputed interest payable on deferred compensation.

(21) The amount represents a $19,755 relocation payment and a $9,750 car allowance.

(22) The amount represents a contribution by the Company of $13,708 to the Company's 401(k) Plan and payment by the Company of a $540 life insurance premium.

(23) The amount represents a $13,914 relocation payment and a $8,948 car allowance.

(24) The amount represents a contribution by the Company of $11,746 to the Company's 401(k) Plan and payment by the Company of a $540 life insurance premium.

(25) Ms. Coleman joined the Company in late December 1995.

                     COMPENSATION PURSUANT TO STOCK OPTIONS

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted during 1997.

                                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                          ----------------------------------------------------------     VALUE AT ASSUMED
                                             NUMBER OF       PERCENT OF                               ANNUAL RATES OF STOCK
                                            SECURITIES      TOTAL OPTIONS    EXERCISE                 PRICE APPRECIATION FOR
                                            UNDERLYING       GRANTED TO      PRICE PER                    OPTION TERM(5)
                                              OPTIONS       EMPLOYEES IN       SHARE     EXPIRATION   ----------------------
NAME                                       GRANTED(#)(1)       1997(2)      ($/SH.)(3)     DATE(4)        5%         10%
----------------------------------------  ---------------  ---------------  -----------  -----------  ----------  ----------
Claudia D. Coleman......................         8,355              1.3%     $   19.31       3/5/07   $  101,476  $  257,160

------------------------

(1) All options listed are incentive stock options granted pursuant to the 1996 Stock Option Plan and have ten year terms. The options vest over five years.

(2) In 1997, the Company granted options to purchase an aggregate of 666,930 shares.

(3) The exercise price may be paid in cash, check or shares of the Company's Common Stock.

(4) Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(5) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1997.

                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                            NUMBER OF                         OPTIONS AT                  OPTIONS AT
                                             SHARES                       DECEMBER 31, 1997          DECEMBER 31, 1997(2)
                                           ACQUIRED ON     VALUE      --------------------------  ---------------------------
NAME                                        EXERCISE    REALIZED(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
James C. Castle..........................     102,082   $  1,645,587      87,430        416,640   $    462,712   $ 2,687,689
Claudia D. Coleman.......................           0   $          0      19,950         72,405   $    217,125   $   672,376
C. Randles Lintecum......................           0   $          0     118,302        101,808   $  1,485,400   $   565,380
Michael F. McGrail.......................           0   $          0      96,033        134,337   $  1,038,013   $   757,456
Douglas L. Shurtleff.....................       7,000   $     96,542      35,210         91,140   $    374,284   $   878,251

------------------------

(1) Market price at exercise less exercise price.

(2) Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1997 and the exercise price of the Named Executive Officer's option. The fair market value on December 31, 1997 was 17 1/2, the average of the high and low prices on December 31, 1997.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has an employment agreement with James C. Castle, Ph.D., the Company's Chairman of the Board and Chief Executive Officer, terminable at will by either the Company or Dr. Castle. The agreement may be terminated at any time by either the Company or Dr. Castle upon 30 days' notice. If Dr. Castle is terminated without cause he will receive one year's salary, which will cease to be paid upon Dr. Castle starting new employment. The Company will provide a gross-up of any excise taxes payable by Dr. Castle in the event termination without cause or a change of control trigger accelerated vesting of his stock options.

    The Company has entered into an agreement with Michael F. McGrail, President of CableData, Inc. and a Director of the Company. The Company may terminate Mr. McGrail's employment upon 12 months' notice, with or without cause. The Company shall have the right to pay salary in lieu of any notice. Mr. McGrail may terminate his employment with the Company at any time, with or without cause. The Company will provide a gross-up of any excise taxes payable by Mr. McGrail in the event termination without cause or a change of control trigger accelerated vesting of his stock options.

    The Company has entered into severance agreements with C. Randles Lintecum, Douglas L. Shurtleff and Claudia D. Coleman, the President of IBS, the Company's Chief Financial Officer and the Company's Vice President, Corporate Development, respectively, pursuant to which Mr. Lintecum, Mr. Shurtleff and Ms. Coleman are entitled to receive certain benefits in the event of termination without cause following a change of control. Benefits consist primarily of a lump-sum payment of one year's compensation. Change of control is defined as sale of substantially all assets, merger or upon 50% of outstanding stock of the Company becoming held by a person or entity other than Westar, Enterprise Partners, the ESOP or any employee stock purchase plan. The Company will provide a gross-up of any excise taxes payable by Messrs. Shurtleff and Lintecum in the event termination without cause or a change of control trigger accelerated vesting of their stock options.

    In addition, all the Named Executive Officers are eligible for bonuses under the Company's Management Bonus Plan.

                       COMPENSATION COMMITTEE INTERLOCKS

    The Compensation Committee, consisting of Messrs. Martin (Chairman), Argyros, Hesburgh and Wangberg, establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is party to a letter agreement with Westar pursuant to which Westar provides financial management and strategic advisory services to the Company for a monthly fee of $35,875 plus out-of-pocket expenses. The agreement may be terminated at any time, with or without cause, by either the Company or Westar. The Company paid Westar approximately $400,000 for advisory services during 1997. George L. Argyros, a Director of the Company, is sole stockholder of GLA Financial, which is a general partner of Westar Capital Associates, which is the general partner of Westar. John W. Clark, a Director of the Company, is the managing partner of Westar Capital Associates, and Charles D. Martin, a Director of the Company, is a general partner of Westar Capital Associates.

                     REPORT OF THE USCS INTERNATIONAL, INC.
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

    The Company's compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. The Company also encourages employee ownership of the Company's Common Stock through stock option plans in which selected employees are eligible to participate and through an Employee Stock Purchase Plan in which all employees are eligible to participate.

    The Company's compensation policy for officers is similar to that for other employees and is designed to promote continued performance and attainment of corporate and personal goals.

    The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants (excluding stock option grants to non-employee directors, which grants are automatic under the terms of the 1996 Directors Stock Option Plan). The Committee also reviews guidelines for compensation, bonus and stock option grants for non-officer employees.

    Officers of the Company are paid salaries in line with their responsibilities. These salaries are in general structured to be within the median range of salaries paid by competitors in the telecommunication and other relevant industries. Competitors selected for salary comparison purposes differ from the companies included in the Index which is used in the Performance Graph that follows this report. Officers also participate in the Management Bonus Plan. Each officer is eligible to receive a discretionary bonus of up to 45% of base salary, based on position level, individually established performance goals, a graduated formula which takes into account predetermined corporate profit goals and other factors, including revenue growth, and, in the case of officers with profit and loss responsibility, group profit goals. The Compensation Committee establishes aggressive profit and other goals as an incentive for superior individual, group, and corporate performance. Likewise, stock option grants to officers promote success by aligning employee financial interests with long-term stockholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individuals, their expected future contributions and prior option grants.

    The Company's compensation policy is primarily based on the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

    The Compensation Committee annually reviews and approves the compensation of James C. Castle, the Chief Executive Officer. Dr. Castle also participates in the Management Bonus Plan, with his bonus tied to corporate profits and other factors, including revenue growth. The Committee believes Dr. Castle is paid a reasonable salary, and his bonus is based on the same corporate financial goals as the other officers of the Company. In addition, Dr. Castle is a stockholder of the Company, and to the extent his performance as CEO translates into an increase in the value of the Company's stock, all stockholders, including him, share the benefits.

                                          COMPENSATION COMMITTEE

                                          George L. Argyros, Sr.
                                          Charles D. Martin, Chairman
                                          James L. Hesburgh
                                          Larry W. Wangberg

                               PERFORMANCE GRAPH

                        Total Cumulative Stockholder Return*
                    June 21, 1996 through December 31, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              USCS       NASDAQ (US)     NASDAQ COMPUTER & DATA PROCESSING INDEX
21-Jun-96      100.00           100.00                                      100.00
31-Dec-96       99.26           109.64                                      106.98
31-Dec-97      100.00           134.55                                      131.42

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                  JUNE 21, 1996    1996       1997
                                                                                  -------------  ---------  ---------
USCS............................................................................       100.00        99.26     100.00
NASDAQ (US).....................................................................       100.00       109.64     134.55
NASDAQ Computer & Data Processing Index.........................................       100.00       106.98     131.42

------------------------

* Return for USCS International, Inc. is based on its initial public offering price of $17.00.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes, based solely on its review of filings furnished to the Company, that during the calendar year ended December 31, 1997, its officers, directors and beneficial owners of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that: (a) one Statement of Change in Beneficial Ownership on Form 4 was filed one day late reporting six open market purchases of Common Stock by George Argyros, a director and greater than 10% beneficial owner of the Company's Common Stock, and (b) the USCS Employee Stock

Ownership Plan (ESOP) failed to report on a timely basis one purchase of Common Stock and seven distributions of Common Stock to ESOP participants pursuant to the liquidation of the ESOP.

DATED: April 17, 1998.

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1997, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

           INVESTOR RELATIONS DEPARTMENT
           USCS INTERNATIONAL, INC.
           2969 PROSPECT PARK DRIVE
           RANCHO CORDOVA, CALIFORNIA 95670

-------------------------------------------------------------------------------

                                    PROXY
      FOR 1998 ANNUAL MEETING OF STOCKHOLDERS OF USCS INTERNATIONAL, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JAMES C. CASTLE and DOUGLAS L. SHURTLEFF and each of them, with full power of substitution, as proxies top vote the shares which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of USCS International, Inc. to be held at 702 Gold Lake Drive, Folsom, California, on May 20, 1998, at 10 a.m. and any adjournments thereof.

         (CONTINUED, AND TO BE MARKED, DATED, AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------

                                                             Please mark your
                                                            votes as indicated
                                                            in this example[X]

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

1.  ELECTION OF THREE CLASS II DIRECTORS

    James L. Hesburgh
    Thomas A. Page
    Larry W. Wangberg

    [    ]  FOR
    [    ]  WITHHOLD
    [    ]  FOR EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE LISTED IN THIS
            ------------------------------

2. RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.

    [    ]  FOR
    [    ]  NOT FOR
    [    ]  ABSTAIN

Signature(s)                                               Date
             --------------------------------------------       --------------

Print Name(s):
               --------------------------------------------

IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.